UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2025

BABCOCK & WILCOX ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36876	47-2783641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 East Market Street Suite 650 Akron, Ohio	44305
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (330) 753-4511

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common stock, $0.01 par value per share	BW	New York Stock Exchange
8.125% Senior Notes due 2026	BWSN	New York Stock Exchange
7.75% Series A Cumulative Perpetual Preferred Stock	BW PRA	New York Stock Exchange
6.50% Senior Notes due 2026	BWNB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

Amendment to Credit Agreement

On July 3, 2025, Babcock & Wilcox Enterprises, Inc. (the “Company”) with certain subsidiaries of the Company as guarantors, the lenders party to the Credit Agreement (as defined below), and Axos Bank (“Axos”), as administrative agent, entered into the Eighth Amendment to Credit Agreement (the “Eighth Amendment”), to that certain Credit Agreement, dated as of January 18, 2024 (as amended, restated, modified, or supplemented from time to time, the “Credit Agreement”). Capitalized terms have the meaning as defined in the Eighth Amendment. Pursuant to the Eighth Amendment, Axos and the Lenders party to the Credit Agreement consented to amend certain provisions of the Credit Agreement to, among other things, (i) temporarily increase the amounts available to be borrowed based on inventory in the borrowing base under the Credit Agreement, and (ii) temporarily reduce the amount of the PBGC Reserve by $3,000,000, provided that (A) such temporary reduction shall terminate upon the earlier to occur of (x) the date of the consummation of any Disposition of material assets of the Loan Parties or (y) September 15, 2025 and (B) such reduction shall be permanent following the Company’s repayment of the September 2025 PBGC Installment, in an aggregate amount equal to $3,000,000 on or prior to September 15, 2025. As a condition to the forgoing consent and agreements, the Company agreed to apply the net cash proceeds from the Diamond Power Disposition in the following order and amounts: (i) to the repayment of the September 2025 PBGC Installment, in an aggregate amount equal to $3,000,000; (ii) to the repayment of Revolving Loans under the Credit Agreement, in an aggregate amount equal to $48,300,000 (which amounts may be reborrowed in whole or in part to the extent permitted under the Credit Agreement at such time and may be used for purposes permitted under the Credit Agreement, including for working capital needs); (iii) to the partial repayment of the Unsecured Notes; and (iv) the remainder to be retained by the Company in accounts subject to finance working capital, capital expenditures and acquisitions and for general corporate purposes (including the payment of fees and expenses).

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BABCOCK & WILCOX ENTERPRISES, INC.

July 10, 2025	By:	/s/ Cameron Frymyer
Cameron Frymyer
Executive Vice President and Chief Financial Officer (Principal Accounting Officer and Duly Authorized Representative)